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                                                                EXHIBIT 10.2(e)


                             CERTIFICATE OF OFFICER
                          WITH RESPECT TO AMENDMENT OF
                           THE 1994 STOCK OPTION PLAN
                                       OF
                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.



     I, the undersigned, being the duly elected, qualified and acting Secretary of International Remote Imaging Systems, Inc., a Delaware corporation (the "Company"), hereby certify on behalf of the Company that the following amendment of Section 5 of the Company's 1994 Stock Option Plan (the "Plan") was duly approved by the Board of Directors of the Company on March 17, 1996 and by the stockholders of the Company on June 20, 1996:

          The second paragraph of Section 5 of the Plan was amended to read in its entirety as follows:

          During the term of the Plan, a Non-Employee Director shall be granted a nonqualified stock option to purchase 5,000 shares of Common Stock, subject to adjustment pursuant to
          Section 16, on the date of each annual meeting of the Company's shareholders (10,000 shares of Common Stock in the case of the 1996 Annual Meeting) if his term has not expired or he is re-elected at such annual meeting; PROVIDED, HOWEVER, that the aggregate number of shares of Common Stock subject to outstanding and unexercised stock options under all of the IRIS stock option plans shall not exceed 25,000 with respect to any individual Non-Employee Director. A Non-Employee Director may comply with such limit and continue to receive options under this Section 5 by voluntarily surrendering previously granted and unexercised options.

Dated as of July 31, 1996.




                                         /s/ E. Eduardo Benmaor
                              --------------------------------------------
                              E. Eduardo Benmaor, Secretary